UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2005

DUKE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Indiana (State or Other Jurisdiction of Incorporation)	1-9044 (Commission File Number)	35-1740409 (IRS Employer Identification No.)

600 East 96th Street, Suite 100, Indianapolis, Indiana (Address of Principal Executive Offices)	46240 (Zip Code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

2005 Performance Goals Established for 2004 Performance Shares

     In 2004, each of our executive officers was granted a number of performance shares under the Company’s 2000 Performance Share Plan. These performance shares are eligible to vest over a five-year period from the grant date, based on the Company’s achievement of specified targets for Funds From Operations Per Share (“FFO”) established by the Company’s Executive Compensation Committee for each year of the award. On January 26, 2005, the Executive Compensation Committee established the threshold, target and superior levels of achievement for FFO for 2005, which will be used to determine the vesting of such awards for the second year of the five-year performance cycle. The awards will vest in 2005 in a range from 0% to 30%, depending on a comparison of actual FFO to the levels established by the Executive Compensation Committee.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUKE REALTY CORPORATION
By:	/s/ Matthew A. Cohoat
Matthew A. Cohoat
Executive Vice President and Chief Financial Officer

Dated: April 20, 2005